6900 E Layton Ave	Office 303.931.0224
Suite 1200
Denver, CO 80237	modivcare.com

May 6, 2024

VIA Email: Anne.Bailey@Modivcare.com

Re: Amendment to Your March 15, 2023 Offer of Employment

Dear Anne:

During the 2024 Proxy season Modivcare identified an oversight contained in your March 15, 2023 offer of employment. Specifically, page 3, paragraph 1, provides six (6) months severance in the event your employment is terminated by Modivcare without Cause or by you for Good Reason in accordance with the terms and conditions of the Restrictive Covenant Agreement (“RCA”), the Board’s severance policy, and after delivering to Modivcare a unilateral general release in a form acceptable to the Company.

Page 3, paragraph 1, should have stated that you will receive twelve (12) months severance in the event your employment is terminated by Modivcare without Cause or by you for Good Reason. The other terms, conditions, and provisions remain unchanged.

To accept this adjustment, please sign the signature line below, and return to my attention by May 15, 2024. Thank you.

Very Truly Yours,

s/Jennifer Jaskolka
VP, Deputy General Counsel

cc: Enrique Toledo, Chief People Officer

/s/ Anne Bailey_____________________________________ ___5/7/2024______
Anne Bailey Date

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